Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Amendment No.3 to Form F-3) and related Prospectus of Perion Network Ltd. for the registration of 45,005,944 of its ordinary shares and to the incorporation by reference therein of our reports dated April 10, 2014, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of Perion Network Ltd. and its subsidiaries included in its Annual Report (Form 20-F) for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

/s/ Kost Forer Gabbay & Kasierer
Tel Aviv, Israel	KOST FORER GABBAY & KASIERER
July 29, 2014	A member of Ernst & Young Global

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Amendment No.3 to Form F-3) and related Prospectus of Perion Network Ltd. for the registration of 45,005,944 of its ordinary shares and to the incorporation by reference therein of our report dated March 20, 2014, with respect to the consolidated financial statements of Clientconnect Ltd. and its subsidiaries included in the Current Report on Form 6-K for the year ended December 31, 2013, filed with the Securities and Exchange Commission on April 18, 2014.

/s/ Kost Forer Gabbay & Kasierer
Tel Aviv, Israel	KOST FORER GABBAY& KASIERER
July 29, 2014	A member of Ernst & Young Global